Exhibit 10.4

SPONSOR FORFEITURE AGREEMENT

This Sponsor Forfeiture Agreement (this “Agreement”) is entered into as of June 16, 2022, by and among JATT Ventures, L.P., a Cayman Islands exempted company (the “Sponsor”), JATT Acquisition Corp, a Cayman Islands exempted company (“SPAC”) and Zura Bio Limited, a limited company incorporated under the laws of England and Wales (the “Company). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Sponsor currently holds 5,910,000 private placement warrants of SPAC, which were purchased in a private placement simultaneously with the consummation of SPAC’s initial public offering, each of which entitles the holder thereof to purchase one share of SPAC Class A Shares at an exercise price of $11.50 (the “Private Placement Warrants”);

WHEREAS, on June 16, 2022, SPAC, JATT Merger Sub., a Cayman Islands exempted company and a direct, wholly-owned subsidiary of SPAC, JATT Merger Sub 2., a Cayman Islands exempted company and a direct, wholly-owned subsidiary of SPAC, Zura Bio Holdings Ltd., and the Company entered into that certain Business Combination Agreement (the “Business Combination Agreement”); and

WHEREAS, the Sponsor, SPAC and the Company are entering into this Agreement as a material inducement for the Company to consummate the transactions contemplated by the Business Combination Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.     Immediately prior to the Closing and after giving effect to the redemption of SPAC Shares, Sponsor hereby agrees that is shall automatically forfeit and transfer the applicable number of Private Placement Warrants set forth on Exhibit A attached hereto (the “Forfeited Warrants”). All Forfeited Warrants shall be transferred on the books and record of the Company from Sponsor to FPA Investors and PIPE Investors on a pro rata basis in accordance with such FPA Investors and PIPE Investors’ proportionate share of the total of the PIPE Investment Amount and the aggregate purchase price under the Forward Purchase Agreement.

2.     The Sponsor hereby represents and warrants to the Company that the Sponsor owns, and holds of record, all of the Private Placement Warrants, free and clear of all Liens and other obligations in respect of the Private Placement Warrants, other than those imposed under the Sponsor or the SPAC’s Organizational Documents.

3.     No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of each of the other parties hereto. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the Sponsor, SPAC, the Company, and their respective legal representatives, successors and assigns.

4.     Sponsor hereby represents and warrants that it is duly organized, validly existing and in good standing under the laws of its jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within Sponsor’s corporate and organizational powers and have been duly authorized by all necessary corporate and organizational actions on the part of Sponsor. This Agreement has been duly executed and delivered by Sponsor and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with the terms hereof.

5.     Any notice, consent, or request to be given in connection with any of the terms or provisions of this Agreement shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered by email, with confirmation of transmission; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to the Sponsor or SPAC:

JATT Ventures, L.P.
c/o JATT Acquisitions Corp. PO Box 309, Ugland House, Grand Cayman, Cayman Islands E9 KY1-1104
Attention: Verender Badial
E-mail: verender.badial@jattacquisition.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention: Ronelle Porter, Esq.

Email: rporter@loeb.com

If to the Company:

Zura Bio Limited

3rd Floor 1 Ashley Road Altrincham WA14 2DT

Attention: Oliver Levy

Email: oliver.levy@zurabio.com

with a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP

One Vanderbilt Ave., New York, NY 10017-3852

Attention: Ari Edelman

Email: aedelman@mwe.com

6.     This Agreement shall immediately terminate, without any further action by the parties hereto, at such time, if at all, that the Business Combination Agreement is terminated in accordance with its terms.

7.     Section 11.1 (Amendment and Waiver), Section 11.5 (Severability), Section 11.7 (Entire Agreement), Section 11.8 (Counterparts; Electronic Delivery), and Section 11.9 (Governing Law; Waiver of Jury Trial; Jurisdiction) of the Business Combination Agreement are hereby incorporated into this Agreement, mutatis mutandis, as though set out in their entirety in this paragraph 7.

[Signature pages to follow]

In Witness Whereof, this Agreement has been duly executed and delivered by each Party as of the date first above written.

SPONSOR:

JATT Ventures, L.P.
By: JATT Ventures, Ltd., its general partner
By:	/s/ Someit Sidhu
Name:	Someit Sidhu
Title:	Limited Partner

SPAC:

JATT Acquisition Corp

By:	/s/ Verender Badial
Name:	Verender Badial
Title:	Chief Financial Officer

COMPANY:

Zura Bio Limited

By:	/s/ Oliver Levy
Name:	Oliver Levy
Title:	Director

EXHIBIT A

Based upon the amount of public shareholder redemptions at the closing of the business combination, the Sponsor, JATT Ventures, L.P., has agreed to forfeit up to 4,137,000 private placement warrants purchased at the closing of SPAC's initial public offering on July 13, 2021. The forfeited private placement warrants will be transferred and issued to the PIPE Investors and FPA Investors, based upon the redemption and forfeiture schedule set forth below.

ASSUMPTIONS - Forfeit of Private Placement Warrants (PPW)

Total PPW SPAC Sponsor ($millions)	5.91
PIPE and FPA ($mm)	50.00
PIPE and FPA ($/share)	10.00
PIPE and FPA #Shares (millions)	5.00
PIPE #Shares of FPA committed (millions)	3.00
PIPE #Shares of New PIPE Subscriber (millions)	2.00

			FOR TOTAL $20 million	FOR TOTAL $30 million
			SUBSCRIBED AMOUNT	FORWARD PURCHASE (1)
Public Shareholder	Forfeit	Sponsor Forfeit (1)	New PIPE Subscriber	Agreement (Athanor)
Redemptions	PPW	PPW	Pro-rata Share of PPWs (mil)	Pro-rata Share of PPWs (mil)
Up to	%	(millions]	40%	60%
65%	0%	-	-	-
66%	4%	0.21	0.08	0.12
67%	7%	0.41	0.17	0.25
68%	11%	0.62	0.25	0.37
69%	14%	0.83	0.33	0.50
70%	18%	1.03	0.41	0.62
71%	21%	1.24	0.50	0.74
72%	25%	1.45	0.58	0.87
73%	28%	1.65	0.66	0.99
74%	32%	1.86	0.74	1.12
75%	35%	2.07	0.83	1.24
76%	39%	2.28	0.91	1.37
77%	42%	2.48	0.99	1.49
78%	46%	2.69	1.08	1.61
79%	49%	2.90	1.16	1.74
80%	53%	3.10	1.24	1.86
81%	56%	3.31	1.32	1.99
82%	60%	3.52	1.41	2.11
83%	63%	3.72	1.49	2.23
84%	67%	3.93	1.57	2.36
85%	70%	4.14	1.65	2.48
90%	70%	4.14	1.65	2.48
95%	70%	4.14	1.65	2.48
100%	70%	4.14	1.65	2.48

(2) Represents the Forward Purchase Agreement for $30 million entered into by Athanor Capital LP entities in Janaury 2022.